                                                                     EXHIBIT 7.8

                           AGREEMENT OF JOINT FILING

     Gerald R. Forsythe, Indeck Power Equipment Company and Indeck Energy Services, Inc. hereby agree that the Amendment No. 7 to the Schedule 13D to which this Agreement is attached as an exhibit may be filed on behalf of each such person.

Dated:  April 5, 2001


                                     /s/ Gerald R. Forsythe
                                    ---------------------------------
                                    Gerald R. Forsythe


                                    INDECK POWER EQUIPMENT COMPANY


                                    By:    /s/ Gerald R. Forsythe
                                        -----------------------------
                                         Gerald R. Forsythe, Chairman and CEO


                                    INDECK ENERGY SERVICES, INC.


                                    By:      /s/ Gerald R. Forsythe
                                        -----------------------------
                                         Gerald R. Forsythe, Chairman and CEO

                                       5